Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-8 of our reports dated January 14, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended November 30, 2001.


/s/ Deloitte & Touche LLP

New York, New York
April 11, 2002


                                  Exh. 23(a)-1